EXHIBIT 99.1
PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Nick Laudico/Zack Kubow
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7030/7020
858-909-1800	nlaudico@theruthgroup.com
investorrelations@nuvasive.com	zkubow@theruthgroup.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NuVasive Announces Preliminary Unaudited Full Year 2007
Financial Results
Anticipates Full Year 2007 Revenue of Approximately $154 million
Announces Full Year 2008 Revenue Guidance of $204 Million to $208 Million and
Reiterates Marginal GAAP Profitability
SAN DIEGO, January 25, 2008 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, today announced preliminary unaudited financial results for the full year ended December 31, 2007 and provided financial guidance for the full year 2008.
NuVasive anticipates full year 2007 revenue of approximately $154 million. The Company announced anticipated full year 2007 revenue in advance of its National Sales Meeting, which will take place January 25-26, 2008. NuVasive’s previously announced guidance for 2007 non-GAAP earnings remains unchanged.
NuVasive also announced revenue guidance for the full year 2008. The Company expects full year 2008 revenue to be in the range of $204 million to $208 million and reiterated its previous guidance of marginal GAAP profitability.

NuVasive will not be holding a conference call to discuss its preliminary unaudited full year 2007 financial results. The Company will announce complete financial and operating details of its fourth quarter and full year ended December 31, 2007 after the market closes on February 19, 2008 and hold a conference call at 5:30 p.m. ET (2:30 p.m. PT).
Alex Lukianov, Chairman and Chief Executive Officer, said, “We are very pleased with the Company’s performance in 2007 and look forward to recognizing and rewarding our top performers at this week’s National Sales Meeting. We remain on track to meet our long-term goal of mid-30% revenue growth rate over the next several years.”
About NuVasive
NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $4.2 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS™, as well as a growing offering of cervical and motion preservation products.
The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines three categories of current product offerings: NeuroVision® a proprietary software-driven nerve avoidance system; MaXcess® a unique split-blade design retraction system; and specialized implants, like SpheRx® and CoRoent®, that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s product offering is also focused on cervical internal fixation products and its R&D pipeline emphasizes both MAS and motion preservation.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts and the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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